Exhibit 10.1

LEHMAN BROTHERS INC.
LEHMAN BROTHERS COMMERCIAL BANK
LEHMAN COMMERCIAL PAPER INC.
745 SEVENTH AVENUE
NEW YORK, NY  10019

July 15, 2007

IHOP Corp.

CHLH Corp.

450 North Brand Boulevard

Glendale, CA 91203-2306

Attention:  Tom Conforti

$1,950,000,000 First Lien Securitization Bridge Facilities
$189,000,000 Second Lien Securitization Bridge Loan Facility
Commitment Letter

Ladies and Gentlemen:

You have advised Lehman Brothers Inc. (“Lehman Brothers” or the “Sole Arranger”), Lehman Brothers Commercial Bank (“LBCB”) and Lehman Commercial Paper Inc. (“LCPI;” and together with Lehman Brothers and LBCB, the “Commitment Parties” or “we” or “us”) that CHLH Corp. (“Merger Sub”), a newly formed Delaware corporation and a wholly owned subsidiary of IHOP Corp., a Delaware corporation (the “Borrower” or “you”), intends to acquire (the “Acquisition”) 100% of the outstanding capital stock of Applebee’s International, Inc., a Delaware corporation (the “Target;” and, together with each of its subsidiaries, the “Acquired Business”) pursuant to an Agreement and Plan of Merger, dated as of July 15, 2007, by and among the Borrower, Merger Sub and the Target (together with the schedules and exhibits thereto, the “Acquisition Agreement”). All references to “dollars” or “$” in this letter agreement and the attachments hereto (collectively, this “Commitment Letter”) are references to United States dollars.

We understand that the sources of funds required to fund the Acquisition, to repay all existing indebtedness of the Acquired Business (the “Refinancing”), other than capital lease obligations to be agreed, to pay fees and expenses in connection with the Transactions (as defined below) and to provide for ongoing working capital requirements of the Borrower and its subsidiaries (including the Acquired Business) following the Transactions will include:

•                       securitization bridge facilities consisting of (i) a first priority securitization bridge term loan facility to the Borrower of up to $1,850,000,000 (the “First Lien Securitization Bridge Term Loan Facility”), together with a securitization bridge revolving credit facility to the Borrower of $100,000,000, of which no more than $50,000,000 may be funded on the Closing Date (as hereinafter defined) (plus an aggregate face amount to be agreed of letters of credit posted thereunder) (the “First Lien Securitization Bridge Revolving Credit Facility” and, together with the First Lien Securitization Bridge Term Loan Facility, the “First Lien Securitization Bridge Facilities”), as described in the Summary of Terms of First Lien Securitization Bridge Facilities attached hereto as

Annex I (the “First Lien Securitization Bridge Term Sheet”), and (ii) a second priority securitization bridge term loan facility to the Borrower of up to $189,000,000 (the “Second Lien Securitization Bridge Loan Facility” and, together with the First Lien Securitization Bridge Facilities, the “Securitization Bridge Facilities”) as described in the Summary of Terms of Second Lien Securitization Bridge Loan Facility attached hereto as Annex II (the “Second Lien Securitization Bridge Term Sheet” and, together with the First Lien Securitization Bridge Term Sheet, the “Securitization Bridge Term Sheets”); and

•                       equity investments in the Borrower, directly or indirectly, in a form and pursuant to documentation reasonably satisfactory to the Sole Arranger by one or more investors in an aggregate amount of not less than $90,000,000 (the “Equity Financing”).

No other financing will be required for the uses described above. As used herein, the term “Transactions” means the Acquisition, the initial borrowings under the Securitization Bridge Facilities, the Refinancing, the Equity Financing and the payments of fees and expenses in connection with each of the foregoing.

It is contemplated that if the Securitization Bridge Facilities are drawn, then they will be repaid in full (and all commitments thereunder terminated) upon the consummation of one or more subsequent sales of securitized debt securities by the Acquired Business or any other subsidiary of the Borrower (each, a “Securitization”) with the net proceeds of such Securitizations. Accordingly, completion of a Securitization is not a condition precedent to the initial funding of the Securitization Bridge Facilities.

Commitments.

You have requested that Lehman Brothers act as the exclusive structuring advisor, sole arranger and sole bookrunner for the Securitization Bridge Facilities, that Lehman Brothers agree to arrange and syndicate the Securitization Bridge Facilities and that LBCB and LCPI commit to provide or cause one or more of their respective affiliates to provide the Securitization Bridge Facilities.

Lehman Brothers is pleased to advise you that it is willing to act as the exclusive structuring advisor, sole arranger and sole bookrunner for the Securitization Bridge Facilities. LBCB and LCPI are pleased to advise you of their commitment to provide (either individually, collectively or through one or more of their affiliates) the entire principal amount of the Securitization Bridge Facilities (in such capacity, collectively, the “Initial Securitization Bridge Lender”) upon the terms and subject to the conditions set forth in this Commitment Letter (collectively, the “Commitments”). By signing below, you hereby agree that (i) Lehman Brothers will act as the exclusive structuring advisor, sole arranger and sole bookrunner for the Securitization Bridge Facilities, (ii) LBCB or LCPI will act as sole and exclusive administrative agent and collateral agent for the Securitization Bridge Facilities, (iii) LBCB, LCPI or one of their affiliates will act as sole and exclusive syndication agent for the Securitization Bridge Facilities and (iv) each of the Commitment Parties will, in such capacities, perform the duties and exercise the authority customarily associated with such roles.

No other agents, co-agents, arrangers or bookrunners will be appointed and no Securitization Bridge Lender (as defined below) will receive compensation with respect to any of the Securitization Bridge Facilities outside the terms contained herein and in the letter or letters of even date herewith addressed to you providing, among other things, for certain fees relating to the Securitization Bridge Facilities (the “Fee Letter”) in order to obtain its commitment to participate in such Securitization Bridge Facilities, in each case, unless you and we so agree.

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The closing date of the Securitization Bridge Facilities (the “Closing Date”) shall not occur until the conditions described in the paragraphs below under the heading “Conditions” have been satisfied or waived.

Syndication and Cooperation.

The Initial Securitization Bridge Lender reserves the right, prior to or after execution of the Securitization Bridge Documentation (as defined in Annex III hereto (the “Conditions Annex”)) to syndicate all or a portion of their Commitments to banks, financial institutions or other institutional lenders identified by the Sole Arranger in consultation with you (other than certain financial institutions identified in writing by you to the Sole Arranger prior to the commencement of syndication of the Securitization Bridge Facilities), that will become parties to the Securitization Bridge Documentation (the Initial Securitization Bridge Lender and the banks, financial institutions and other institutional lenders becoming parties to the Securitization Bridge Documentation, the “Securitization Bridge Lenders”). Notwithstanding the Initial Securitization Bridge Lender’s right to syndicate the Securitization Bridge Facilities and receive commitments with respect thereto, it is understood that any assignment of the Initial Securitization Bridge Lender’s Commitment prior to the Closing Date shall not reduce the Initial Securitization Bridge Lender’s obligations to fund its Commitments in the event the subject assignee shall fail to do so; provided, that notwithstanding any assignment or participation prior to the Closing Date, the Sole Arranger shall retain all rights to approve any amendments, modifications, waivers or other changes to this Commitment Letter.

Without limitation of the preceding paragraph, the Sole Arranger will, in consultation with you, manage all aspects of the syndication of the Securitization Bridge Facilities, including selection of additional Securitization Bridge Lenders in consultation with you (other than certain financial institutions identified in writing by you to the Sole Arranger prior to the commencement of syndication of the Securitization Bridge Facilities), determination of when the Sole Arranger will approach potential additional Securitization Bridge Lenders, any naming rights (except as set forth above), the final allocations of the Commitments in respect of the Securitization Bridge Facilities among the additional Securitization Bridge Lenders and the amount and distribution of fees among the Securitization Bridge Lenders. To assist the Sole Arranger in its syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause the Acquired Business and its representatives and advisors to, (a) prepare and provide all financial and other information as we may reasonably request with respect to you, your existing securitization facility, the Acquired Business and the Transactions, (b) use commercially reasonable efforts to ensure that such syndication efforts benefit from existing lending relationships of the Borrower and the Acquired Business, (c) make available to prospective Securitization Bridge Lenders your senior management and use commercially reasonable efforts to make available the senior management of the Acquired Business, both at times and in locations to be mutually agreed upon, (d) host, with the Sole Arranger, one or more meetings (which meetings may be a teleconference) with prospective Securitization Bridge Lenders under each of the Securitization Bridge Facilities, (e) assist the Sole Arranger in the preparation of one or more confidential information memoranda and other marketing materials to be used in connection with the syndication of each of the Securitization Bridge Facilities which are customary for syndication of such facilities, (f) use commercially reasonable efforts to obtain prior to the commencement of the syndication process (as measured from the date of receipt of marketing materials satisfactory to the Sole Arranger), at your expense, and to the extent deemed necessary by the Sole Arranger in its sole discretion, monitored public ratings of the Borrower and the Securitization Bridge Facilities from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”), and to participate in the process of securing such ratings, including having your senior management, and using commercially reasonable efforts to have senior management of the Acquired Business, meet with such rating agencies and (g) use commercially reasonable efforts to ensure that there is a period of not less than fifteen consecutive

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business days between the date of completion of the materials described in clause (e) above and the Closing Date to market and syndicate the Securitization Bridge Facilities; provided, however, that notwithstanding anything in this clause (g) to the contrary, your compliance with this clause (g) shall not be deemed to require that the Closing Date occur later than the date that is two business days after the date of completion of the “Bridge Marketing Period” (as defined in the Acquisition Agreement as in effect on the date hereof).

Information.

You hereby represent that (a) all information (other than financial projections (the “Projections”), general economic and industry data and other forward looking statements) that has been or will be made available to the Initial Securitization Bridge Lender by or on behalf of you in connection with the Transactions (the “Information”) (to your knowledge, to the extent of information relating to the Acquired Business), when taken as a whole, is, and in the case of Information made available after the date hereof will be, when furnished, true and correct in all material respects and does not and will not, when furnished, taken as a whole with all other Information, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not materially misleading and (b) the Projections that have been or will be made available to the Commitment Parties by or on behalf of you in connection with the Transactions have been or, in the case of Projections made available after the date hereof, will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made, it being understood that projections are, by their nature, inherently uncertain and actual results may vary materially from the Projections. You agree that if at any time prior to the Closing Date any of the representations in the preceding sentence would, to the best of your knowledge, be incorrect in any material respect if the Information or Projections were being furnished, and such representations were being made, at such time, you will supplement the Information and the Projections so that such representations will be correct in all material respects under those circumstances.

You hereby acknowledge that (a) the Sole Arranger will make available Information and Projections (collectively, “Borrower Materials”) to the proposed syndicate of Securitization Bridge Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the proposed Securitization Bridge Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or the Target or any of their respective securities) (each, a “Public Lender”). You hereby agree that, so long as the Borrower or the Target is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or are actively contemplating issuing any such securities, (w) you will, and will use commercially reasonable efforts to cause the Acquired Business to, identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” you shall be deemed to have authorized the Sole Arranger and the proposed Securitization Bridge Lenders to treat such Borrower Materials as not containing any material non-public information with respect to you or the Target or any of your or their respective securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Sole Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, you shall be under no obligation to mark any Borrower Materials “PUBLIC.”

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Fees and Expenses.

As consideration for the Commitments of the Initial Securitization Bridge Lender hereunder with respect to the Securitization Bridge Facilities, the agreement of the Sole Arranger to structure, arrange and syndicate the Securitization Bridge Facilities, you agree to pay, or cause to be paid, to the Initial Securitization Bridge Lender the fees and expenses set forth in the Securitization Bridge Term Sheets and the Fee Letter on the dates set forth in the Securitization Bridge Term Sheets and the Fee Letter.

Conditions.

The several commitments of the Initial Securitization Bridge Lender and obligations of the Commitment Parties hereunder with respect to each of the Securitization Bridge Facilities are subject to the following conditions: (i) there not having occurred, since the date of the Acquisition Agreement, a Material Adverse Effect (as defined in the Acquisition Agreement) and (ii) the other conditions set forth in either Securitization Bridge Term Sheet under the heading “Conditions to Initial Borrowing” or in the Conditions Annex having been satisfied or waived.

Notwithstanding anything in this Commitment Letter, the Securitization Bridge Term Sheets, the Conditions Annex, the Fee Letter, the Securitization Bridge Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations, the making of which shall be a condition to availability of the Securitization Bridge Facilities on the Closing Date, shall be (A) the representations and warranties made by the Target in the Acquisition Agreement material to the interests of the Securitization Bridge Lenders, and only to the extent any breach of such representations and warranties shall give you the right to terminate your obligations under the Acquisition Agreement, and (B) the Specified Representations (as defined below) and (ii) the terms of the Securitization Bridge Documentation shall be in a form such that they do not impair availability of the Securitization Bridge Facilities on the Closing Date if the conditions described or referred to under this heading “Conditions” are satisfied (it being understood that, to the extent any Collateral (as defined in the Annexes hereto) (other than (x) the pledge and perfection of the security interests in capital stock of U.S. subsidiaries held by the Borrower or any Guarantor, (y) other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code and (z) owned intellectual property registered in the U.S. Copyright Office or the U.S. Patent and Trademark Office pursuant to which a lien may be perfected by the filing of an appropriate notice of security interest in such office) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such Collateral shall not constitute a condition precedent to the availability of the Securitization Bridge Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements to be mutually agreed). Without limiting the foregoing, the Securitization Bridge Documentation shall not contain any conditions precedent to the initial borrowing other than the conditions precedent described or referred to under this heading “Conditions.”  For purposes hereof, “Specified Representations” means the representations and warranties with respect to the Borrower and its subsidiaries and the Acquired Business set forth in the Securitization Bridge Term Sheets relating to due authorization, execution, delivery and enforceability of the Securitization Bridge Documentation (if applicable), corporate power and authority, Federal Reserve margin regulations, the Investment Company Act and validity and perfection of security interests in the Collateral (but subject to the parenthetical at the end of clause (ii) of the previous sentence).

Clear Market.

From the date of this Commitment Letter until the earlier of (x) 365 days after the Closing Date and (y) the repayment in full of the Securitization Bridge Facilities and the termination of

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the commitments thereunder, you will ensure that no debt or equity financing (other than (i) the Securitization Bridge Facilities, any Securitization and any other debt or equity financing used to refinance the Securitization Bridge Facilities and (ii) any purchase money indebtedness, trade payables, capital leases or letters of credit issued to support insurance policies, in each case in the clause (ii), incurred in the ordinary course of business) and no debt securities offering for the Borrower or any of its subsidiaries, and, prior to the Closing Date, will use commercially reasonable efforts to ensure than no debt or equity financing for the Acquired Business or any of its subsidiaries, is announced, syndicated or placed without the prior written consent of the Sole Arranger if such financing, syndication or placement would have, in the reasonable judgment of the Sole Arranger, a materially detrimental effect upon such syndication; provided, that the foregoing provision shall not apply to any indebtedness permitted to be incurred by the Acquired Business pursuant to the Acquisition Agreement as in effect on the date hereof.

You also agree that from the date of this Commitment Letter until the Closing Date, neither you nor any of your subsidiaries will issue, incur or otherwise become liable for any additional indebtedness under the provisions of the documentation governing the Borrower’s existing securitization facility (the “IHOP Securitization”) without the prior written consent of the Sole Arranger.

Indemnity.

The Borrower and Merger Sub hereby jointly and severally agree to indemnify and hold harmless the Initial Securitization Bridge Lender, the Sole Arranger, the other Securitization Bridge Lenders and each of their respective affiliates and all their respective officers, directors, partners, trustees, employees, shareholders, advisors, agents, attorneys and controlling persons and each of their respective heirs, successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Securitization Bridge Facilities, the use of the proceeds therefrom, the Acquisition, any of the other transactions contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person promptly upon demand for all documented reasonable legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein); provided, however, that no Indemnified Person will be entitled to indemnity hereunder in respect of any loss, claim, damage, liability or expense (i) to the extent that it resulted from the gross negligence, willful misconduct or bad faith of, or material breach of this Commitment Letter by, such Indemnified Person or any of its related parties as determined by a court of competent jurisdiction or (ii) arising out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person. In no event will any Indemnified Person be liable on any theory of liability for indirect, special or consequential damages, lost profits or punitive damages as a result of any failure to fund any of the Securitization Bridge Facilities contemplated hereby or otherwise in connection with the Transactions or the Securitization Bridge Facilities. No Indemnified Person will be liable for any damages arising from the use by others of information, projections or other materials sent through electronic, telecommunications or other information transmission systems, except to the extent such damages resulted directly from the gross negligence, willful misconduct or bad faith of, or material breach of this Commitment Letter by, such Indemnified Person or any of its related parties as determined by a court of competent jurisdiction.

The Borrower and Merger Sub each further agrees that, without the prior written consent of each of the Commitment Parties, which consent will not be unreasonably withheld or delayed, none of

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them will enter into any settlement of a lawsuit, claim or other proceeding arising out of this Commitment Letter or the transactions contemplated by this Commitment Letter unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

The Borrower, Merger Sub and each Commitment Party agree that if any indemnification or reimbursement sought pursuant to this Commitment Letter is judicially determined to be unavailable for a reason other than the gross negligence, willful misconduct or bad faith of, or material breach of this Commitment Letter by, such Indemnified Person, then you will contribute to the amount paid or payable by such Commitment Party as a result of such losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and such Commitment Party, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of you, on the one hand, and such Commitment Party, on the other hand, as well as any other equitable considerations; provided, however, that upon execution of the Securitization Bridge Documentation the indemnification provisions contained therein shall supersede those contained herein.

Confidentiality.

This Commitment Letter is furnished for your benefit, and may not be relied on by any other person or entity. Neither the existence of this Commitment Letter, the Securitization Bridge Term Sheets, the Conditions Annex, the Fee Letter, nor any of their contents may be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents (including this Commitment Letter, the Securitization Bridge Term Sheets, the Conditions Annex and the Fee Letter) may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law or the Securities and Exchange Commission or other governmental authority having jurisdiction over you or any such affiliate (in which case you agree, to the extent permitted by law and reasonably practicable, to inform the Sole Arranger promptly thereof), (ii) to your directors, officers, employees, affiliates, advisors (including legal advisors) and agents, in each case on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby and (iii) in connection with any dispute or adversarial process related to this Commitment Letter, and as reasonably required for syndication. In addition, this Commitment Letter, the Securitization Bridge Term Sheets, the Conditions Annex and the Fee Letter (but only with appropriate redactions to the Fee Letter to delete all fee amounts) may be disclosed to the Acquired Business and its directors, officers, employees, advisors (including legal advisors) and agents on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby. Furthermore, this Commitment Letter and the Fee Letter (but only with appropriate redactions to the Fee Letter to delete all fee amounts) may be disclosed by you to any ratings agencies or any monoline insurance company or other provider of credit enhancement, in each case, on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby.

Other Services.

You acknowledge that the Initial Securitization Bridge Lender, the Sole Arranger and their respective affiliates (the term “Initial Securitization Bridge Lender” or “Sole Arranger” as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you, the Acquired Business or any of your or the Acquired Business’ respective subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. The Initial

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Securitization Bridge Lender and the Sole Arranger will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you or the Acquired Business in connection with the performance by the Initial Securitization Bridge Lender or the Sole Arranger of services for other companies, and the Initial Securitization Bridge Lender and the Sole Arranger will not furnish any such information to other companies. The Sole Arranger and its affiliates will use all confidential information provided to them or such affiliates by or on behalf of you or the Acquired Business hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information. You also acknowledge that the Initial Securitization Bridge Lender and the Sole Arranger shall not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, the Acquired Business or any of your or the Acquired Business’ respective affiliates, confidential information obtained from other companies. You further acknowledge that the Sole Arranger is a full service securities firm and it and the Initial Securitization Bridge Lender may from time to time effect transactions, for their own or their affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Borrower, Merger Sub or any of their respective affiliates and other companies that may be the subject of the transactions contemplated by this Commitment Letter.

Governing Law, Etc.

This Commitment Letter and the commitment of the Securitization Bridge Lenders shall not be assignable by you without the prior written consent of the Commitment Parties, and any purported assignment without such consent shall be void; provided, however, that you may assign your rights and delegate your obligations hereunder to one or more affiliates of the Borrower controlled by the Borrower and formed for the purpose of effecting the Transactions. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each Commitment Party and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or electronic photocopy (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Securitization Bridge Lenders and, with respect to the indemnification provided under the heading “Indemnity,” each Indemnified Person. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby. The parties hereto irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the party subject to such judgment is or may be subject by suit upon judgment.

Compliance and Patriot Act.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Commitment Parties and the Securitization Bridge Lenders are required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower

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and other information regarding the Borrower that will allow such Commitment Party or such Securitization Bridge Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Commitment Parties and the Securitization Bridge Lenders. The Borrower and each of the Guarantors (as defined in the Annexes hereto) agree to provide, at least five days prior to the Closing Date, the documentation and other information to the Administrative Agent (as defined in the Annexes hereto) that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

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Please indicate your acceptance of the terms hereof and of the Securitization Bridge Term Sheets, the Conditions Annex and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on July 16, 2007. This Commitment Letter and the agreement of the Commitment Parties to provide the services described herein will automatically expire at such time if we have not received such executed counterparts of this Commitment Letter and the Fee Letter in accordance with the preceding sentence. If you do so execute and deliver to the Commitment Parties, this Commitment Letter and the Fee Letter, the Initial Securitization Bridge Lender agrees to hold its Commitments available for you until the earliest of (i) the termination of the Acquisition Agreement, (ii) the consummation of the Acquisition without utilization of the Securitization Bridge Facilities and (iii) 11:59 p.m., New York City time, on the Outside Date (as defined in the Acquisition Agreement), at which time the Commitments shall expire. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Securitization Bridge Term Sheets and the Fee Letter shall survive termination of this Commitment Letter (or any portion hereof) or the commitments of the Securitization Bridge Lenders hereunder; provided, that in the event the Securitization Bridge Documentation is executed, the expense reimbursement and indemnification provisions hereof shall be terminated and superseded by the expense reimbursement and indemnification provisions in the Securitization Bridge Documentation. The provisions under the headings “Syndication and Cooperation” and “Clear Market” above shall survive the execution and delivery of the Securitization Bridge Documentation.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ George Janes
Name: George Janes
Title: Chief Credit Officer

LEHMAN BROTHERS INC.

By:	/s/ Laurie B. Perper
Name: Laurie B. Perper
Title: Senior Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Laurie B. Perper
Name: Laurie B. Perper
Title: Senior Vice President

Signature page to Commitment Letter

Accepted and agreed to as of
the date first written above:

IHOP CORP.

By:	/s/ Thomas Conforti
Name: Thomas Conforti
Title: Chief Financial Officer

CHLH CORP.

By:	/s/ Thomas Conforti
Name: Thomas Conforti
Title: Chief Financial Officer

Signature page to Commitment Letter

ANNEX I

SUMMARY OF TERMS OF FIRST LIEN SECURITIZATION BRIDGE FACILITIES

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Commitment Letter, to which this summary is attached.

Borrower:	IHOP Corp.

Exclusive Structuring Advisor:	Lehman Brothers Inc. (“Lehman Brothers”).

Sole Arranger and Sole
Bookrunner:	Lehman Brothers.

First Lien
Securitization Bridge Lenders:

The Initial Securitization Bridge Lender or a syndicate of banks, financial institutions and other entities, arranged by the Sole Arranger (collectively, the “First Lien Securitization Bridge Lenders”); provided that any such syndication shall comply with the terms and conditions set forth in the Commitment Letter.

Administrative Agent and
Collateral Agent:	Lehman Brothers Commercial Bank (“LBCB”) or Lehman Commercial Paper Inc. (“LCPI”).

Swing Line Lender:	LBCB or LCPI.

Letter of Credit Issuing Entity:	To be determined.

Syndication Agent:	LBCB, LCPI or one of their affiliates.

Type and Amount of Facilities:	First Lien Securitization Bridge Term Loan Facility:

A one-year term securitization bridge term loan facility to be made available to the Borrower in U.S. dollars in the manner provided herein (the “First Lien Securitization Bridge Term Loan Facility”; and the loans made under the First Lien Securitization Bridge Term Loan Facility, the “First Lien Securitization Bridge Term Loans”) in an aggregate principal amount of up to $1,850,000,000.

First Lien Securitization Bridge Revolving Credit Facility:

A one-year revolving credit facility to be made available to the Borrower in the manner provided herein (the “First Lien Securitization Bridge Revolving Credit Facility”, and the loans thereunder, the “Securitization Bridge Revolving Credit Loans”) with aggregate commitments (the “Securitization Bridge Revolving

Credit Commitments”) of $100,000,000. Each First Lien Securitization Bridge Lender holding a Securitization Bridge Revolving Credit Commitment shall be referred to herein as a “First Lien Securitization Bridge Revolving Credit Lender.”

The First Lien Securitization Bridge Term Loan Facility and the First Lien Securitization Bridge Revolving Credit Facility are referred to herein collectively as the “First Lien Securitization Bridge Facilities” and the First Lien Securitization Bridge Term Loans and the Securitization Bridge Revolving Credit Loans are referred to herein collectively as the “First Lien Securitization Bridge Loans”.

Purpose:

Proceeds of the First Lien Securitization Bridge Term Loan Facility will be used on the Closing Date (as defined below) to finance a portion of the Acquisition, to effect the Refinancing, to fund one or more interest reserve accounts and to pay fees and expenses in connection therewith. The First Lien Securitization Bridge Revolving Credit Facility will be used by the Borrower for working capital and general corporate purposes.

Closing Date:	The date of consummation of the Acquisition and the initial funding under the First Lien Securitization Bridge Facilities.

Definitive Documentation:

The terms of the definitive documentation governing the First Lien Securitization Bridge Facilities (the “First Lien Securitization Bridge Documentation”) shall be consistent with the terms and conditions of the Commitment Letter.

Maturity Dates:	First Lien Securitization Bridge Term Loan Facility: First anniversary of the Closing Date (“Initial Maturity Date”).

First Lien Securitization Bridge Revolving Credit Facility: Initial Maturity Date.

If any First Lien Securitization Bridge Term Loans (the “Senior Initial Loans” and, together with the Second Lien Initial Loans, the “Initial Loans”) have not been paid in full on or prior to the date that is one year following the Closing Date (the “Conversion Date”), subject to the conditions outlined below under “Conditions to Conversion of Senior Initial Loans,” such Senior Initial Loans shall be converted into a senior term loan (each, a “Senior Term Loan”) maturing on the fourth anniversary of the Conversion Date (the “Senior Term Loan Maturity Date”). Other than the maturity date, all other terms and conditions set forth herein applicable to the First Lien Securitization Bridge Facilities shall apply to the Senior Term Loan.

If the Senior Initial Loans are converted into Senior Term Loans as provided above, then the maturity date of the First Lien Securitization Bridge Revolving Credit Facility will be extended to the Senior Term Loan Maturity Date.

Conditions to Conversion of
Senior Initial Loans:

On the Conversion Date, unless a payment or bankruptcy default has occurred and is continuing under the First Lien Securitization Bridge Documentation, the Senior Initial Loans shall, upon payment of the Conversion Fee (as defined in the Fee Letter), be converted into Senior Term Loans.

Availability:

First Lien Securitization Bridge Term Loan Facility: A single drawing may be made on the Closing Date of up to the full amount of the First Lien Securitization Bridge Term Loan Facility; provided, that if (i) securitized debt securities (the “Additional IHOP Securitization Securities”) under the IHOP Securitization are issued on the Closing Date, the amount of the First Lien Securitization Bridge Term Loan Facility shall be reduced by an amount equal to the greater of (A) the aggregate amount of gross cash proceeds received from the issuance of such Additional IHOP Securitization Securities and (B) * (ii) a Securitization with respect to the Acquired Business (an “Applebee’s Securitization”) is consummated on the Closing Date, the amount of the First Lien Securitization Bridge Term Loan Facility shall be reduced by *, (iii) the Borrower or any of its subsidiaries receives proceeds from the unwind of the interest rate derivative described in item 5 of Annex III or any replacement thereof on or prior to the Closing Date, the amount of the First Lien Securitization Bridge Term Loan Facility shall be reduced by the aggregate gross proceeds of such unwind or (iv) the Borrower or any of its subsidiaries receives proceeds from any sale-leaseback transaction on or prior to the Closing Date, the amount of the First Lien Securitization Bridge Term Loan Facility shall be reduced by the aggregate net proceeds of such sale-leaseback transaction.

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

First Lien Securitization Bridge Revolving Credit Facility: Borrowings may be made (i) on the Closing Date in an aggregate amount not to exceed $50,000,000 (plus an aggregate face amount to be agreed of letters of credit posted thereunder) and (ii) at any time after the Closing Date to but excluding the business day preceding the maturity date of the First Lien Securitization Bridge Revolving Credit Facility; provided, that if an Applebee’s Securitization is consummated pursuant to which securities are issued in a principal amount equal to or greater than * (which for the avoidance of doubt, includes the amount of any variable funding note regardless of whether such note is funded), the commitments under the First Lien Securitization Bridge Revolving Credit Facility shall terminate.

Letters of Credit:

$50,000,000 of the First Lien Securitization Bridge Revolving Credit Facility will be available for letters of credit, on customary terms and conditions to be set forth in the First Lien Securitization Bridge Documentation.

Each letter of credit shall expire not later than the third day prior to the maturity date of the First Lien Securitization Bridge Revolving Credit Facility; provided that, subject to the terms of the First Lien Securitization Bridge Documentation, a letter of credit may provide that it shall automatically renew for additional periods.

Swing Line Facility:

A portion of the First Lien Securitization Bridge Revolving Credit Facility in an amount to be determined will be available for swingline loans on same day notice and on terms and conditions to be set forth in the First Lien Securitization Bridge Documentation.

Amortization:

First Lien Securitization Bridge Term Loan Facility: The First Lien Securitization Bridge Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the aggregate principal amount of the First Lien Securitization Bridge Term Loans as of the Closing Date, with the balance thereof due at maturity.

First Lien Securitization Bridge Revolving Credit Facility: None.

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Interest on First Lien Securitization
Bridge Term Loans and Securitization
Bridge Revolving Credit Loans:

At the Borrower’s option, First Lien Securitization Bridge Term Loans and Securitization Bridge Revolving Credit Loans will bear interest based on the Base Rate or LIBOR; provided that until the date that is 30 days following the Closing Date, the First Lien Securitization Bridge Loans shall be made and maintained as Base Rate Loans or LIBOR Loans having an interest period of one month, as selected by the Borrower, as described below:

A. Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin (as defined below), calculated on the basis of the actual number of days elapsed in a year of 365/66 days and payable quarterly in arrears. The Base Rate is defined as the higher of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and (ii) the prime commercial lending rate as set forth on Reuters’ Telerate Page 5. First Lien Securitization Bridge Loans bearing interest based on the Base Rate shall be referred to herein as “Base Rate Loans.”

Base Rate borrowings will require one business day’s prior notice and will be in minimum amounts to be agreed upon.

B. LIBOR Option

Interest will be determined for periods (“Interest Periods”) of one, two, three or six months (as selected by the Borrower) and will be at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by the Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any). First Lien Securitization Bridge Loans bearing interest based on LIBOR shall be referred to herein as “LIBOR Loans.”

LIBOR borrowings will require three business days’ prior notice and will be in minimum amounts to be agreed upon.

Default Interest:

Upon the occurrence and during the continuance of a payment default, interest will accrue on any overdue amount of a loan or other overdue amount payable under the First Lien Securitization Bridge Facilities at a rate of 2% per annum in excess of the rate (including the applicable Interest Margin (as defined below)) otherwise applicable to such loan or other amount and will be payable on demand.

Interest Margins:

The interest margins applicable to each of the First Lien Securitization Bridge Term Loans and the Securitization Bridge Revolving Credit Loans will be the percentages set forth in the following table *

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

*

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

*

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

*

Revolving Credit
Commitment Fees:

A Revolving Credit Commitment Fee shall accrue on the unused amounts of the commitments under the First Lien Securitization Bridge Revolving Credit Facility at a rate equal to 0.50% per annum. Accrued Revolving Credit Commitment Fees will be payable quarterly in arrears (calculated on a 360-day basis) for the account of the First Lien Securitization Bridge Revolving Credit Lenders from the Closing Date.

Letter of Credit Fees:

The Borrower will pay (i) the Letter of Credit Issuing Entity a fronting fee in an amount to be agreed on the face amount of each letter of credit issued by such Letter of Credit Issuing Entity and (ii) letter of credit participation fees to the First Lien Securitization Bridge Revolving Credit Lenders in an amount equal to the Interest Margin for LIBOR Loans under the First Lien Securitization Bridge Revolving Credit Facility, in each case, on the undrawn amount of all such outstanding letters of credit. In addition, the Borrower will pay the Letter of Credit Issuing Entity customary and market rate issuances fees, which may not be rebated.

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Mandatory Prepayments:

An amount equal to (a) 100% of the net proceeds (including insurance and condemnation proceeds) received from the sale or other disposition of all or any part of the assets (other than sales of assets in the ordinary course of business to be agreed) of the Borrower or any of its subsidiaries after the Closing Date other than in the ordinary course and other than amounts reinvested within 6 months of the sale or other disposition and subject to other exceptions to be agreed and otherwise consistent with recent credit documentation governing securitization bridge facilities of this type, provided, that the net proceeds of any sale-leaseback transaction shall be applied as a mandatory prepayment without any such reinvestment option, (b) 100% of the gross proceeds received by the Borrower or any of its affiliates in connection with the closing of an Applebee’s Securitization, (c) 100% of the gross proceeds received by the Borrower or any of its affiliates in connection with the sale of the Additional IHOP Securitization Securities, (d) 100% of the net cash proceeds received by the Borrower or any of its subsidiaries from any other Securitization or the issuance of other debt (other than certain debt permitted to be incurred or assumed under the First Lien Securitization Bridge Documentation) or the issuance of any equity after the Closing Date (other than exceptions to be agreed), (e) 100% of the gross proceeds received by the Borrower or any of its subsidiaries from the unwind of the interest rate derivative described in item 5 of Annex III or any replacement thereof and (f) beginning with fiscal year 2008, 50% of excess cash flow of the Borrower and its subsidiaries (to be defined in a mutually satisfactory manner); provided, that any voluntary prepayments of loans under the Securitization Bridge Facilities (including Securitization Bridge Revolving Credit Loans to the extent the aggregate Securitization Bridge Revolving Credit Commitments are permanently reduced (ratably among the Securitization Bridge Revolving Credit Lenders) by the amount of such prepayments), other than prepayments funded with the proceeds of indebtedness, asset sales or other financing transactions, shall be deducted from excess cash flow for purposes of calculating amounts available for the excess cash flow mandatory prepayment.

There will be no prepayment penalties (except LIBOR breakage costs) for mandatory prepayments.

Optional Prepayments:

Permitted in whole or in part and, in the case of the First Lien Securitization Bridge Term Loans, may not be reborrowed, with one business day’s prior notice in the case of Base Rate Loans and three business day’s prior notice in the case of LIBOR Loans, but without premium or penalty (except LIBOR breakage costs in the case of a prepayment other than on the last day of the relevant interest period) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments to be agreed. There will be no prepayment penalties (except LIBOR breakage costs) for optional prepayments.

Application of Prepayments:

All mandatory prepayments will be applied, first, to the prepayment of the First Lien Securitization Bridge Term Loans, second, to the repayment of the First Lien Securitization Bridge Revolving Credit Facility (but with no permanent reduction in the commitments thereof) and third, to the prepayment of the Second Lien Securitization Bridge Term Loans; provided, that a mandatory prepayment described in clause (b) of “Mandatory Prepayments” above in connection with a release of the Collateral Agent’s lien on the assets of the Acquired Business (as described in “Release of Acquired Business Collateral” below) will be applied, first, to the prepayment of the First Lien Securitization Bridge Term Loans, second, to the repayment of the First Lien Securitization Bridge Revolving Credit Facility (with a corresponding permanent reduction in the commitments thereof), and third, to the prepayment of the Second Lien Securitization Bridge Term Loans. Optional prepayments may be applied to the First Lien Securitization Bridge Term Loan or the First Lien Securitization Bridge Revolving Credit Facility as directed by the Borrower. No optional or mandatory prepayments may be applied to the Second Lien Securitization Bridge Term Loans until all extensions of credit under the First Lien Securitization Bridge Facilities shall have been paid in full and all commitments thereunder shall have been terminated. Each prepayment of the First Lien Securitization Bridge Term Loans may not be reborrowed. Prepayments of Securitization Bridge Revolving Credit Loans may be reborrowed.

Each mandatory and optional prepayment of the First Lien Securitization Bridge Term Loans will be applied to the remaining amortization payments of the First Lien

Securitization Bridge Term Loan Facility in the manner directed by the Borrower.

Guarantees:

The obligations of the Borrower under the First Lien Securitization Bridge Term Loan Facility and the First Lien Securitization Bridge Revolving Credit Facility and any exposure under hedging agreements and, at the Borrower’s option, cash management arrangements, entered into with a person that was, at the time of such entry, a Securitization Bridge Lender (or an affiliate thereof) under the First Lien Securitization Bridge Term Loan Facility or the First Lien Securitization Bridge Revolving Credit Facility (collectively, the “Obligations”) will be fully and unconditionally guaranteed on a joint and several basis by all existing and future direct and indirect domestic subsidiaries of the Borrower, other than any subsidiaries that are or are intended to become bankruptcy remote securitization entities (and such entities’ bankruptcy remote subsidiaries) under the Securitization or the IHOP Securitization (the “Guarantors”, and, together with the Borrower, the “Loan Parties”).

Security:

As security for the Obligations of each Loan Party, each Loan Party shall grant to the Collateral Agent, for the benefit of the First Lien Securitization Bridge Lenders and each other holder of the Obligations, valid and perfected first priority liens and security interests in all of the following (collectively, the “Collateral”), subject to the terms of the Conditions Annex:

(a) a first-priority pledge of (i) all notes owned by the Loan Parties, including, without limitation, all intercompany notes owing to the Loan Parties (and any collateral pledged as security therefor) and (ii) all capital stock held by the Loan Parties in their respective subsidiaries (whether existing or subsequently acquired or organized, or domestic or foreign); provided, that in the case of any first-tier foreign subsidiary, not more than 66% of the voting stock of such foreign subsidiary shall be pledged by the applicable Loan Party as security for the Obligations; and

(b) perfected first-priority security interests in, and mortgages on, all owned, leased or licensed material tangible and intangible assets (including, without limitation, accounts receivable, inventory, equipment, vehicles, general intangibles, insurance policies, investment property, intellectual property, cash and deposit accounts, the interest reserve accounts (which shall be at LBCB pursuant to documentation reasonably satisfactory to the Collateral Agent) and funded with an estimated three months’ aggregate interest under the Applebee’s Securitization and IHOP Securitization) and owned real property) and proceeds of the foregoing of the Loan Parties, wherever located, now or hereafter owned; provided, however, that the Loan Parties shall not be required to perfect such security interests in (x) vehicles, (y) deposit accounts until 90 days following the Closing Date or, if an Event of Default has occurred and is continuing, upon the request of the Collateral Agent, and (z) owned real property until 180 days following the Closing Date or, if an Event of Default has occurred and is continuing, upon the reasonable request of the Collateral Agent. The foregoing notwithstanding, the Collateral shall not include (i) assets as to which the Administrative Agent shall reasonably determine that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (ii) assets to the extent that the granting of such security interest would violate any applicable law or the enforceable anti-assignment provisions of any contract, (iii) leasehold interests in real property, (iv) off-the-shelf software licenses and (v) other exceptions to be agreed.

The obligations under the Second Lien Securitization Bridge Loan Facility will be secured by a second-priority security interest in the Collateral. The priority of the security interests and the related creditor rights among the First Lien Securitization Bridge Facilities and the Second Lien Securitization Bridge Loan Facility will be set forth in an intercreditor agreement (“Intercreditor Agreement”) to be agreed upon.

The Borrower may designate certain interest hedging and cash management obligations in respect of the Securitization Bridge Facilities or the corresponding Securitization securities on terms and with counterparties acceptable to the Administrative Agent to share in the first-priority security interest in the Collateral.

Conditions to Initial Borrowings:

Conditions precedent to initial borrowings under the First Lien Securitization Bridge Facilities will be limited to those described or referred to under the heading “Conditions” in the Commitment Letter, and those conditions set forth in Annex III to the Commitment Letter and the following: (1) the accuracy of the Specified Representations and (2) delivery of a duly executed notice of borrowing under the First Lien Securitization Bridge Facilities.

Conditions to Each Borrowing (other than the Initial Borrowings):

Conditions precedent to each borrowing or issuance (other than the initial borrowings) under the First Lien Securitization Bridge Facilities will be limited to the following: (1) the absence of any continuing default or event of default, (2) the accuracy of representations and warranties in all material respects and (3) delivery of a duly executed notice of borrowing.

Representations and Warranties:

Representations and warranties will be subject to materiality thresholds and exceptions to be agreed, apply to the Borrower and its subsidiaries (including, without limitation, the Acquired Business) and will be limited to the following: financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of the First Lien Securitization Bridge Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; real property; taxes; permits; governmental and other approvals; subsidiaries; governmental regulations (including Federal Reserve regulations; ERISA; the Investment Company Act and the Patriot Act); environmental matters; solvency; labor matters; employment and management agreements; accuracy of disclosure; insurance; creation and perfection of security interests; capitalization; use of proceeds; delivery of documents; and fees and expenses.

Affirmative Covenants:

Affirmative covenants will be subject to materiality thresholds and exceptions to be agreed, apply to the Borrower and its subsidiaries (including, without limitation, the Acquired Business) and will be limited to the following: delivery of financial statements, management reports, accountants’ letters, business plan, officers’ certificates and other customary information; payment of taxes and other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with material laws and regulations (including, without limitation, environmental, ERISA and tax laws and regulations); maintenance of property and insurance; maintenance of books and records; inspection rights; notices of defaults, litigation and other material events; environmental matters; use of proceeds; fiscal year; material contracts; interest rate protection; transfer of assets to special purpose entity; and further assurances with respect to guarantees, security interests and related matters.

Negative Covenants:

Negative covenants will be subject to materiality thresholds and exceptions to be agreed, apply to the Borrower and its subsidiaries (including, without limitation, the Acquired Business) and will be limited to the following: limitation on asset sales and changes of business; limitation on mergers, liquidations, dissolutions and other fundamental changes; prohibition on cash dividends, stock repurchases and redemptions (including, without limitation, with respect to any preferred stock) (other than *); and provided, further, that, no payment may be made under clause (i), (ii) or (iii) above unless both immediately before and after giving effect to such payment, no Default or Event of Default exists); limitation on indebtedness (including preferred stock of subsidiaries and guarantees and other contingent obligations); limitation on investments; limitation on liens and negative pledge with respect to unperfected collateral; limitation on transactions with affiliates;

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

limitation on hedging agreements; prohibition on prepayments of subordinated indebtedness; limitation on prepayments under the Second Lien Securitization Bridge Facility; no modification, amendment or waiver of the terms of constituent documents or the documents governing the IHOP Securitization in any manner materially adverse to the First Lien Securitization Bridge Lenders without the consent of the Requisite First Lien Securitization Bridge Lenders (as defined below); limitation on sale-leaseback transactions; limitation on restrictions on distributions from subsidiaries and granting of negative pledge clauses; limitation on change to line of business; limitation on changes in accounting treatment or reporting practices (with exceptions relating to accounting changes necessitated by, or desirable in light of, the Acquisition); limitation on changes in fiscal year; limitation on use of proceeds in contravention of margin regulations; and limitation on capital expenditures per fiscal year (to be set at * cushion over forecast).

“Loan Year” means an annual period commencing on an anniversary of the Closing Date and ending on the day immediately preceding the next anniversary of the Closing Date.

*

Events of Default:

Events of Default will apply to the Borrower and its subsidiaries (including, without limitation, the Acquired Business) and will be limited to: nonpayment, inaccuracy of representations and warranties, breach of covenants, cross defaults, loss of material lien on collateral, actual or asserted invalidity of any guarantee or security document provisions, bankruptcy and insolvency events, dissolution, ERISA events, material environmental events, material judgments and change of control (to be defined), in certain cases to be agreed

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

subject to grace periods and materiality thresholds or exceptions to be agreed.

Assignments and Participations:

Each First Lien Securitization Bridge Lender may assign all or a portion of its loans and commitments under one or more of the First Lien Securitization Bridge Facilities. Assignments will require the consent of the Administrative Agent, the Letter of Credit Issuing Entity (with respect to Securitization Bridge Revolving Credit Loans and Securitization Bridge Revolving Credit Commitments), the Swing Line Lender (with respect to Securitization Bridge Revolving Credit Loans and Securitization Bridge Revolving Credit Commitments) and the Borrower, which consents shall not be unreasonably withheld; provided that no consent of the Borrower shall be required during the first twelve months following the Closing Date or during the occurrence and continuance of a payment or bankruptcy Event of Default, except for assignments to certain financial institutions identified in writing by the Borrower to the Sole Arranger prior to the commencement of syndication of the Securitization Bridge Facilities; and provided further, that no consents (except from the Letter of Credit Issuing Entity and the Swing Line Lender (with respect to Securitization Bridge Revolving Credit Loans and Securitization Bridge Revolving Credit Commitments)) shall be required for an assignment to an existing First Lien Securitization Bridge Lender or an affiliate of an existing First Lien Securitization Bridge Lender. Each assignment (except to other First Lien Securitization Bridge Lenders or their affiliates) will be in a minimum amount of (i) $5,000,000 in respect of Securitization Bridge Revolving Credit Loans and Securitization Bridge Revolving Credit Commitments and (ii) $1,000,000 in respect of First Lien Securitization Bridge Term Loans. In addition, each First Lien Securitization Bridge Lender may sell participations in all or a portion of its loans and commitments under one or more of the First Lien Securitization Bridge Facilities; provided that no purchaser of a participation shall have (a) the right to exercise or to cause the selling First Lien Securitization Bridge Lender to exercise voting rights in respect of the First Lien Securitization Bridge Facilities (except as to certain customary issues) or (b) the right to yield protection in an amount exceeding that available to the relevant First Lien Securitization Bridge Lender.

Release of Acquired Business/Collateral:

Concurrently with the consummation of the Applebee’s Securitization, provided that (i) the aggregate principal amount of securities issued thereunder is not less than * (which for the avoidance of doubt, includes the amount of any variable funding note regardless of whether such note is funded) and the gross proceeds therefrom are applied directly to repay the Securitization Bridge Facilities in accordance with “Application of Prepayments” above and (ii) the commitments under the First Lien Securitization Bridge Revolving Credit Facility have been terminated, the Collateral Agent shall be authorized to release its lien on the assets of the Acquired Business that will be transferred into the Applebee’s Securitization in connection therewith.

Expenses and Indemnification:

All reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses of counsel and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses, but excluding any such legal fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP in connection with its due diligence investigation of the assets and business of the Borrower and its existing subsidiaries (which, for the avoidance of doubt, excludes the Acquired Business)) of the Sole Arranger, the Administrative Agent and the Collateral Agent associated with the syndication of the First Lien Securitization Bridge Facilities and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by the Borrower on demand whether or not the Closing Date shall occur. In addition, all out-of-pocket expenses (including but not limited to legal fees and expenses of counsel) of the Securitization Bridge Lenders, the Administrative Agent and the Collateral Agent for workout proceedings, enforcement costs and documentary taxes associated with the First Lien Securitization Bridge Facilities are to be paid by the Borrower on demand.

The Borrower will indemnify the First Lien Securitization Bridge Lenders, the Sole Arranger, the Administrative Agent and the Collateral Agent and their respective affiliates, and hold them harmless from and against all documented reasonable out-of-pocket costs,

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

expenses (including but not limited to documented reasonable legal fees and expenses of not more than one counsel plus, if necessary, one local counsel per jurisdiction) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the First Lien Securitization Bridge Facilities; provided, however, that no such person will be indemnified for costs, expenses or liabilities (i) to the extent determined by a court of competent jurisdiction to have been incurred by reason of the gross negligence, willful misconduct or bad faith of, or material breach of the Securitization Bridge Documentation by, such person or (ii) arising out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its affiliates and that is brought by an indemnified person against any other indemnified person.

Yield Protection, Taxes and Other Deductions:

The First Lien Securitization Bridge Documentation will contain yield protection provisions, customary for facilities of this nature, protecting the First Lien Securitization Bridge Lenders in the event of breakage losses, reserve and capital adequacy requirements.

All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income and franchise taxes in the jurisdiction of the First Lien Securitization Bridge Lender’s applicable lending office). The First Lien Securitization Bridge Lenders will use reasonable efforts to minimize to the extent possible any applicable taxes and the Borrower will indemnify (subject to customary exceptions) the relevant First Lien Securitization Bridge Lenders and the Administrative Agent for such taxes paid by such First Lien Securitization Bridge Lenders or the Administrative Agent.

Requisite First Lien Securitization Bridge Lenders:

First Lien Securitization Bridge Lenders holding at least a majority of total loans and commitments under the First Lien Securitization Bridge Facilities (the “Requisite First Lien Securitization Bridge Lenders”), with certain amendments requiring the consent of First Lien Securitization Bridge Lenders holding a greater percentage (or each First Lien Securitization Bridge Lender affected) of the total loans and commitments under the First Lien Securitization

Bridge Facilities (subject to a customary “yank-a-bank” provision).

Certain Securitization Related Provisions:

If (1) the Applebee’s Securitization will result in the repayment of * (less any undrawn commitment amounts under the Securitization Bridge Facilities at the time the Applebee’s Securitization closes) in aggregate principal amount of the Securitization Bridge Facilities or (2) 100% of the Securitization Bridge Lenders shall have otherwise consented to the closing of the Applebee’s Securitization, then and only then each First Lien Securitization Bridge Lender covenants, for itself and for the express benefit of the secured parties under the Applebee’s Securitization:

(i) that it shall have no recourse whatsoever to any of the collateral underlying the Applebee’s Securitization;

(ii) that it will not (and hereby waives any right to) contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), (x) the priority, validity, perfection or enforceability of the first priority perfected security interest held by or on behalf of the secured parties under the Applebee’s Securitization, as the case may be, and/or (y) the validity or enforceability of the provisions of any of the transaction documents underlying the Applebee’s Securitization; and

(iii) so long as any amounts are outstanding under the Applebee’s Securitization, and for a period of one year plus one day (or, if longer, the applicable preference period then in effect) after payment in full of all amounts payable in connection with the transaction documents underlying the Applebee’s Securitization, including but not limited to the notes issued under the Applebee’s Securitization, such First Lien Securitization Bridge Lenders, agents and letter of credit issuers shall not institute against any of the subsidiaries of the Borrower that are bankruptcy remote securitization entities (or are intended to be bankruptcy remote securitization entities) under the Applebee’s Securitization or their bankruptcy remote subsidiaries (such actual or intended bankruptcy remote entities and their bankruptcy remote subsidiaries, the “Applebee’s Securitization Entities”) , or join or assist any other person in instituting against any of the Applebee’s Securitization Entities, any bankruptcy, reorganization, arrangement, insolvency or liquidation

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

proceedings, or other proceedings under any applicable federal or state bankruptcy or similar law.

Each First Lien Securitization Bridge Lender covenants, for itself and for the express benefit of the secured parties under the IHOP Securitization (which for all purposes of this provision, includes the Additional IHOP Securitization Securities):

(i) that it shall have no recourse whatsoever to any of the collateral underlying the IHOP Securitization;

(ii) that it will not (and hereby waives any right to) contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), (x) the priority, validity, perfection or enforceability of the first priority perfected security interest held by or on behalf of the secured parties under the IHOP Securitization, as the case may be, and/or (y) the validity or enforceability of the provisions of any of the transaction documents underlying the IHOP Securitization; and

(iii) so long as any amounts are outstanding under the IHOP Securitization, and for a period of one year plus one day (or, if longer, the applicable preference period then in effect) after payment in full of all amounts payable in connection with the transaction documents underlying the IHOP Securitization, including but not limited to the notes issued under the IHOP Securitization, such First Lien Securitization Bridge Lenders, agents and letter of credit issuers shall not institute against any of the subsidiaries of the Borrower that are bankruptcy remote securitization entities (or are intended to be bankruptcy remote securitization entities) under the IHOP Securitization or their bankruptcy remote subsidiaries (such actual or intended bankruptcy remote entities and their bankruptcy remote subsidiaries, the “IHOP Securitization Entities”) , or join or assist any other person in instituting against any of the IHOP Securitization Entities, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable federal or state bankruptcy or similar law.

Governing Law and Forum:

The laws of the State of New York. Each party to the First Lien Securitization Bridge Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.

Counsel to the Sole Arranger and the Administrative Agent:	Paul, Weiss, Rifkind, Wharton & Garrison LLP.

ANNEX I

SUMMARY OF TERMS OF SECOND LIEN SECURITIZATION BRIDGE LOAN FACILITY

Borrower:	IHOP Corp.

Exclusive Structuring Advisor:	Lehman Brothers Inc. (“Lehman Brothers”).

Sole Arranger and Sole Bookrunner:	Lehman Brothers.

Second Lien Securitization Bridge Lenders:

The Initial Securitization Bridge Lender or a syndicate of banks, financial institutions and other entities arranged by the Sole Arranger (collectively, the “Second Lien Securitization Bridge Lenders”); provided that any such syndication shall comply with the terms and conditions set forth in the Commitment Letter.

Administrative Agent and Collateral Agent:	Lehman Brothers Commercial Bank (“LBCB”) or Lehman Commercial Paper Inc. (“LCPI”).

Syndication Agent:	LBCB, LCPI or one of their affiliates.

Type and Amount of Facilities:

Second Lien Securitization Bridge Loan Facility:

A one-year term securitization bridge term loan facility to be made available to the Borrower in U.S. dollars in the manner provided herein (the “Second Lien Securitization Bridge Loan Facility”; and the loans made under the Second Lien Securitization Bridge Facility, the “Second Lien Securitization Bridge Loans”) in an aggregate principal amount of up to $189,000,000.

Purpose:

Proceeds of the Second Lien Securitization Bridge Loan Facility will be used on the Closing Date (as defined below) to finance a portion of the Acquisition, to effect the Refinancing and to pay fees and expenses in connection therewith.

Closing Date:	Same as the First Lien Securitization Bridge Facilities.

Definitive Documentation:

The terms of the definitive documentation governing the Second Lien Securitization Bridge Loan Facility (the “Second Lien Securitization Bridge Documentation”) shall be consistent with the terms and conditions of the Commitment Letter.

Maturity Dates:

Second Lien Securitization Bridge Loan Facility: One year from the Closing Date.

If any Second Lien Securitization Bridge Loans (the “Second Lien Initial Loans”) have not been previously paid in full the date that is one year after the Closing Date (the “Conversion Date”), subject to the conditions outlined below under “Condition to Conversion of Second Lien Initial Loans,” such Second Lien Initial Loans shall be converted into a second lien term loan (each, a “Second Lien Term Loan” and, together with the Senior Term Loans, the “Term Loans”) maturing on the fourth anniversary of the Conversion Date (the “Second Lien Final Maturity Date”). Other than the maturity date, all terms and conditions set forth herein applicable to the Second Lien Securitization Bridge Loan Facility shall apply to the Second Lien Term Loan.

Conditions to Conversion of Second Lien Initial Loans:

On the Conversion Date, unless a payment or bankruptcy default has occurred and is continuing under the Second Lien Initial Loans, the Second Lien Initial Loans shall be converted into Second Lien Term Loans upon payment of the Conversion Fee (as defined in the Fee Letter).

Prepayment Premium on Converted Loans:

Any optional prepayment of the Second Lien Term Loans prior to the first anniversary of the Conversion Date shall be accompanied by a prepayment premium equal to 2% of the aggregate principal amount prepaid, and any optional prepayment occurring on or after the first anniversary and before the second anniversary of the Conversion Date shall be accompanied by a prepayment premium equal to 1% of the aggregate principal amount prepaid.

Availability:

A single drawing may be made on the Closing Date of up to the full amount of the Second Lien Securitization Bridge Facility; provided, that if the Applebee’s Securitization is consummated on the Closing Date, the amount of the Second Lien Securitization Bridge Facility shall be reduced by the greater of (x) * and (y) the extent to which the aggregate principal amount of securities issued in the Applebee’s Securitization exceeds * (which for the avoidance of doubt, includes the amount of any variable funding note regardless of whether such note is funded).

Amortization:	None.

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Interest on Second Lien Securitization Bridge Loans:

At the Borrower’s option, Second Lien Securitization Bridge Term Loans will bear interest based on the Base Rate or LIBOR; provided that until the date that is 30 days following the Closing Date, the Second Lien Securitization Bridge Loans shall be made and maintained as Base Rate Loans or LIBOR Loans having an interest period of one month, as selected by the Borrower, as described below:

A. Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin (as defined below), calculated on the basis of the actual number of days elapsed in a year of 365/66 days and payable quarterly in arrears. The Base Rate is defined as the higher of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and (ii) the prime commercial lending rate as set forth on Reuters’ Telerate Page 5. Second Lien Securitization Bridge Loans bearing interest based on the Base Rate shall be referred to herein as “Base Rate Loans.”

Base Rate borrowings will require one business day’s prior notice and will be in minimum amounts to be agreed upon

B. LIBOR Option

Interest will be determined for periods (“Interest Periods”) of one, two, three or six months (as selected by the Borrower) and will be at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by the Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any). Second Lien Securitization Bridge Loans bearing interest based on LIBOR shall be referred to herein as “LIBOR Loans.”

LIBOR borrowings will require three business days’ prior notice and will be in minimum amounts to be agreed upon.

Default Interest:	Same as the First Lien Securitization Bridge Facilities.

Interest Margins:	The Interest Margins applicable to the Second Lien Securitization Bridge Loans will be the percentages set forth in the following table *

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

*

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

*

*

Mandatory Prepayments:	Same as the First Lien Securitization Bridge Facility, but subject to the Intercreditor Agreement.

Optional Prepayments:

Permitted in whole or in part only after the First Lien Securitization Bridge Facilities shall have been repaid in full and the commitments thereunder terminated, with one business day’s prior notice in the case of Base Rate Loans and three business day’s prior notice in the case of LIBOR Loans, but without premium or penalty (except LIBOR breakage costs in the case of a prepayment other than on the last day of the relevant interest period and except as set forth above under the heading “Prepayment Premium on Converted Loans”), and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments to be agreed.

Application of Prepayments:

All mandatory prepayments will be applied, first, to the prepayment of the First Lien Securitization Bridge Term Loans, second, to the repayment of the First Lien Securitization Bridge Revolving Credit Facility (with no permanent reduction in the commitments thereof) and third, to the prepayment of the Second Lien Securitization Bridge Loans; provided, that a mandatory prepayment described in clause (b) of “Mandatory Prepayments” in Annex I to the Commitment Letter in connection with a release of the Collateral Agent’s lien on the assets of the Acquired Business (as described in “Release of Acquired Business Collateral” in Annex I to the Commitment Letter) will be applied, first, to the prepayment of the First Lien Securitization Bridge Term Loans, second, to the repayment of the First Lien Securitization Bridge Revolving Credit Facility (with a corresponding permanent reduction in the commitments thereof) and third, to the prepayment of the Second Lien Securitization Bridge Term Loans. No optional prepayments may be applied to the Second Lien Securitization Bridge Term Loans until all extensions of credit under the First Lien Securitization Bridge Facilities shall have been paid in full and all commitments thereunder shall have been terminated. Prepayments of the Second Lien Securitization Bridge Loans may not be reborrowed.

Subject to the foregoing, optional and mandatory prepayments shall be applied pursuant to usual and customary provisions for applications of prepayments.

Guarantees:	Same as First Lien Securitization Bridge Facilities, subject to the Intercreditor Agreement.

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Security:

Same as First Lien Securitization Bridge Facilities, provided that the Second Lien Securitization Bridge Loan Facility will be secured by a second-priority security interest in the Collateral.

The priority of the security interests and the related creditor rights among the First Lien Securitization Bridge Facilities and the Second Lien Securitization Bridge Loan Facility will be set forth in the Intercreditor Agreement to be agreed upon.

Conditions to Initial Borrowings:	Same as the First Lien Securitization Bridge Facilities.

Conditions to Each Borrowing (other than the Initial Borrowings):	Same as the First Lien Securitization Bridge Facilities.

Representations and Warranties:	Same as the First Lien Securitization Bridge Facilities.

Affirmative Covenants:	Same as the First Lien Securitization Bridge Facilities.

Negative Covenants *:	Same as the First Lien Securitization Bridge Facilities, but less restrictive in certain respects to be agreed.

Events of Default:	Same as the First Lien Securitization Bridge Facilities.

Assignments and Participations:	Same as the First Lien Securitization Bridge Facilities.

Release of Securitization Collateral:	Same as the First Lien Securitization Bridge Facilities.

Expenses and Indemnification:	Same as the First Lien Securitization Bridge Facilities.

Yield Protection, Taxes and Other Deductions:

The Second Lien Securitization Bridge Documentation will contain yield protection provisions, customary for facilities of this nature, protecting the Second Lien Securitization Bridge Lenders in the event of breakage losses, reserve and capital adequacy requirements.

All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income and franchise taxes in the jurisdiction of the Second Lien Securitization Bridge Lender’s applicable lending office). The Second Lien Securitization Bridge Lenders will use reasonable efforts to minimize to the extent possible any applicable taxes and the Borrower will indemnify (subject to customary exceptions) the relevant Second Lien Securitization Bridge Lenders and the Administrative Agent for such taxes paid by such Second Lien Securitization Bridge Lenders or the

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*  This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Administrative Agent.

Requisite Second Lien Securitization Bridge Lenders:

Second Lien Securitization Bridge Lenders holding at least a majority of total loans under the Second Lien Securitization Bridge Loan Facility (the “Requisite Second Lien Securitization Bridge Lenders”), with certain amendments requiring the consent of Second Lien Securitization Bridge Lenders holding a greater percentage (or each Second Lien Securitization Bridge Lender affected) of the total loans under the Second Lien Securitization Bridge Loan Facility (subject to a customary “yank-a-bank” provision).

Certain Securitization Related Provisions:	Same as the First Lien Securitization Bridge Facilities.

Governing Law and Forum:	Same as the First Lien Securitization Bridge Facilities.

Counsel to the Sole Arranger and the Administrative Agent:	Paul, Weiss, Rifkind, Wharton & Garrison LLP.

ANNEX III

CONDITIONS TO CLOSING

The commitments of the Initial Securitization Bridge Lender under the Commitment Letter and the agreement of the Sole Arranger to perform the services described in the Commitment Letter with respect to each of the Securitization Bridge Facilities are subject to the conditions described or referred to under the heading “Conditions” in the Commitment Letter, including the satisfaction or waiver of each of the conditions precedent set forth below, it being understood that there shall be no conditions to closing or the initial funding of the Securitization Bridge Facilities other than those expressly described or referred to under the heading “Conditions” in the Commitment Letter, including those set forth below.

1.             As a condition to the availability of the Securitization Bridge Facilities (but subject to the second paragraph under the heading “Conditions” in the Commitment Letter), there shall have occurred the negotiation, execution and delivery of definitive documentation, including guarantees, security documents, customary opinions, certificates and other closing documentation and deliveries as the Sole Arranger shall reasonably request with respect to the Securitization Bridge Facilities, in each case, reflecting and consistent with the terms and conditions set forth herein and in Annex I and Annex II hereto, as applicable, and otherwise mutually agreed by the Sole Arranger and the Borrower (such documentation, together with the Commitment Letter and the Fee Letter, collectively, the “Securitization Bridge Documentation”).

2.             The Equity Financing shall have been completed. The Acquisition and the other Transactions shall be consummated concurrently with the initial funding of the Securitization Bridge Facilities in accordance with the Acquisition Agreement (and no provision of the Acquisition Agreement shall have been waived or amended in a manner that is material and adverse to the Sole Arranger or the Securitization Bridge Lenders unless consented to by the Sole Arranger, which consent shall not be unreasonably withheld, conditioned or delayed; it being agreed that (i) any amendment or waiver of Section 2.02, the provisions of the first two sentences of Section 6.09(a) and Section 6.09(b) of the Acquisition Agreement would be material and adverse to the Securitization Bridge Lenders, (ii) the Borrower shall not consent to a Closing Date under Section 2.02 of the Acquisition Agreement that would occur earlier than the second business day after the date of completion of the “Bridge Marketing Period” (as defined in the Acquisition Agreement) without the prior written consent of the Sole Arranger, such consent not to be unreasonably withheld, conditioned or delayed and (iii) the Borrower shall consult with the Sole Arranger prior to determining whether an early commencement of the Bridge Marketing Period is reasonably practicable in accordance with Section 6.09(b) of the Acquisition Agreement).

3.             The Sole Arranger shall have received reasonably satisfactory evidence that all loans outstanding under, and all other amounts due in respect of, existing indebtedness of the Borrower and its subsidiaries shall have been repaid in full (or satisfactory arrangements shall have been made for such repayment) and the commitments under all such indebtedness shall have been permanently terminated and all liens and security interests related thereto have been permanently released (other than the indebtedness and related liens (if any) described in the next sentence). After giving effect to the Transactions, none of the Borrower or any of its subsidiaries shall have outstanding any indebtedness other than (a) the loans and other extensions of credit under the Securitization Bridge Facilities, (b) capital lease obligations of the Borrower and its subsidiaries to be agreed, (c) indebtedness in respect of the IHOP Securitization incurred in connection with Series 2007-1, Series 2007-2 and Series 2007-3 and (d) purchase money indebtedness, trade payables, capital leases or letters of credit issued to support insurance policies, in each case, in the ordinary course of business and other indebtedness permitted to be incurred by the Acquired Business pursuant to the Acquisition Agreement as in effect on the date hereof.

4.             The Borrower shall have obtained all necessary consents and waivers in order for the Borrower and its subsidiaries to consummate the Securitization Bridge Facilities (including the

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contemplated borrowings thereunder) and issue the Additional IHOP Securitization Securities, each in form and substance reasonably satisfactory to the Sole Arranger, and such consents and waivers shall be in full force and effect. The Sole Arranger acknowledges that if FGIC provides consent to the amendments and waivers to the IHOP Securitization on terms substantially consistent with the terms of the Commitment Letter dated July 15, 2007 between IHOP and FGIC as in effect on the date of the Commitment Letter (which letter has previously been provided to the Sole Arranger), then such FGIC consent shall be satisfactory to the Sole Arranger.

5.             The Borrower shall have entered into one or more interest rate derivatives each with an expiration date of not less than 12 months from the Closing Date in form and substance acceptable to the Sole Arranger. The Sole Arranger acknowledges that the form of derivative attached as Exhibit I to this Commitment Letter is acceptable to the Sole Arranger.

6.             [Reserved.]

7.             The Borrower shall have delivered to the Sole Arranger (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Target for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, in each case, prepared in accordance with GAAP, (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Target for each subsequent fiscal quarter ended at least 45 days prior to the Closing Date (which shall have been reviewed by the independent registered public accountants of the Borrower or the Target, as applicable, as provided in Statement of Auditing Standards 100 and prepared in accordance with GAAP) and (c) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the four fiscal quarter period ending on the last day of the most recently completed fiscal quarter ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income), in each case including such adjustments as the Borrower and the Sole Arranger mutually agree are appropriate.

8.             [Reserved.]

9.             The Sole Arranger shall have received a customary solvency certificate from the chief financial officer for the Borrower.

10.           The Sole Arranger, the Administrative Agent and the Initial Securitization Bridge Lender shall have received all fees and expenses required to be paid on or before the Closing Date.

11.           The Collateral Agent shall have (or shall substantially simultaneously with the Closing Date and the initial funding of the Securitization Bridge Facilities be granted) (i) a first priority (subject to permitted encumbrances) lien on and security interest in the Collateral with respect to the First Lien Securitization Bridge Facilities and (ii) a second priority (subject to permitted encumbrances, including the lien securing the First Lien Securitization Bridge Facilities) lien on and security interest in the Collateral with respect to the Second Lien Securitization Bridge Facility, in each case as required in the Securitization Bridge Term Sheets under the heading “Security”, all documents and instruments required to perfect such security interests shall have been executed and be in proper form for filing; provided, however, that with respect to any collateral (other than (x) the pledge and perfection of the security interests in capital stock of U.S. subsidiaries held by the Borrower or any Guarantor, (y) other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code and (z) owned intellectual property registered in the U.S. Copyright Office or the U.S. Patent and Trademark Office pursuant to which a lien may be perfected by the filing of an appropriate

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notice of security interest in such office) that is not provided on the Closing Date after the Borrower’s use of commercially reasonable best efforts to do so, the delivery of such collateral shall not constitute a condition precedent to the availability of the Securitization Bridge Facilities on the Closing Date but shall be required to be delivered after the Closing Date in accordance with the Securitization Bridge Term Sheets or pursuant to other arrangements to be mutually agreed.

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